F O L E Y  &  L A R D N E R

                          A T T O R N E Y S  A T  L A W

   CHICAGO                       FIRSTAR CENTER                     SAN DIEGO
   JACKSONVILLE             777 EAST WISCONSIN AVENUE           SAN FRANCISCO
   LOS ANGELES           MILWAUKEE, WISCONSIN 53202-5367          TALLAHASSEE
   MADISON                  TELEPHONE (414) 271-2400                    TAMPA
   ORLANDO                  FACSIMILE (414) 297-4900         WASHINGTON, D.C.
   SACRAMENTO                                                 WEST PALM BEACH


                                November 20, 1996



   Concorde Funds, Inc.
   1500 Three Lincoln Centre
   5430 LBJ Freeway
   Dallas, Texas  75240

   Gentlemen:

             We have acted as counsel for you in connection with the preparation of a Registration Statement on Form N-1A and amendments thereto relating to the sale by you of an indefinite amount of shares of Common Stock, $1.00 par value, of the Concorde Value Fund Series and Concorde Income Fund Series in the manner set forth in the Registration Statement. In this connection, we have examined: (a) the Registration Statement on Form N-1A and all amendments thereto; (b) the Rule 24f-2 Notice for Concorde Funds, Inc. dated November 19, 1996; (c) corporate proceedings relative to the authorization for issuance of shares of Common Stock of the Concorde Value Fund Series and Concorde Income Fund Series; and (d) such other proceedings, documents and records as we deemed necessary to enable us to render this opinion.

             Based on the foregoing, we are of the opinion that the shares of Common Stock of the Concorde Value Fund Series and Concorde Income Funds Series sold in the fiscal year ended September 30, 1996 in reliance upon registration pursuant to Rule 24f-2 under the Investment Company Act of 1940 and in the manner set forth in the Registration Statement were legally issued, fully paid and nonassessable. We have not examined the stock register books of Concorde Funds, Inc. In opining that the shares of the Concorde Value Fund Series and Concorde Income Funds Series sold in the fiscal year ended September 30, 1996 were fully paid, we have relied upon a certificate of an officer of Concorde Funds, Inc. as to the consideration received for such shares.

             We hereby consent to the use of this opinion in connection with the filing of the Rule 24f-2 Notice for Concorde Funds, Inc. for its fiscal year ended September 30, 1996. In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required by Section 7 of said Act.

                                      Very truly yours,



                                      FOLEY & LARDNER